STELLENT™

Welcome to Stellent, Inc.'s Electronic Voting Site.

Please enter and submit the 3-digit company number and the 7-digit control number from the top of the card you received by mail along with the Proxy Statement. The 7-digit control number is located in the box directly under the company number.

Company number (3 digits):

Control number (7 digits):

and

Enter the last 4 digits of your U.S. Social Security or tax identification number. If you do not have a U.S. Social Security or tax identification number, please leave blank.

U.S. Social Security or tax ID number (Last 4 digits):

Submit

If you encounter difficulties in voting electronically, please complete the card you received with the Proxy Statement and mail it in the envelope provided to you.

STELLENT™

Stellent, Inc.'s Electronic Voting Site

Your identification number was recognized. Your name, address, and the number of shares you owned as of the record date on the records of Wells Fargo Shareowner Services, Stellent, Inc.'s transfer agent, appear below. If you own shares in street name or through a broker, they will not appear in this listing.

Stockholder	Source of Shares	Number of Shares
Name Line Address Line City, State Zip Line	Holdings of record	1,200.1250

The following online proxy card allows you to electronically authorize the voting of these shares. Your vote will not be authorized until you have clicked the **Submit Your Vote** button. Voting is explained in the Proxy Statement which you received by mail.

Proceed

If you encounter difficulties in voting electronically, please complete the card you received with the Proxy Statement and mail it in the envelope provided to you.

STELLENT™

Stellent, Inc.'s Electronic Voting Site

The following online proxy card allows you to electronically authorize the voting of your shares. Your vote will not be authorized until you have clicked the **Submit Your Vote** button. The items to be voted are explained in the Proxy Statement which you received by mail.

STELLENT, INC.
7777 GOLDEN TRIANGLE DRIVE
EDEN PRAIRIE, MINNESOTA 55344

Special Meeting of Shareholders
__________, ___, 2004
_:00 A.M.

____
____
___, Minnesota

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD _____, 2004.

The shares of stock you hold will be voted as you specify on this proxy.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND PROPOSAL 2.

THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF SHAREHOLDERS.

By clicking the "Submit Your Vote" button, you revoke all prior proxies and appoint each of Robert F. Olson and Gregg A. Waldon as proxies, with full power of substitution and revocation, to vote all shares of Stellent common stock that you are entitled to vote at the special meeting of Stellent's shareholders to be held _______, 2004 and at any adjournments or postponements of that meeting.

If you click on the "Submit Your Vote" button without direction on any matter, the proxy will be voted in favor of the proposals in each such case.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

You may vote your shares in one of two ways:

- You may submit your vote as the Board of Directors recommends by clicking this button. → Submit Your Vote
- You may vote on each proposal separately by making your selections below.

	For	Against	Abstain
1. Approval of the issuance of shares of Stellent common stock in the merger of Optika Inc. into STEL Sub, Inc., as described in the accompanying joint proxy statement/prospectus. **Board Recommends a Vote FOR**	○	○	○
2. Approval of any proposal that may properly come before the special meeting to adjourn or postpone the special meeting to another time or place for the purpose of soliciting additional proxies to approve the share issuance proposal. **Board Recommends a Vote FOR**	○	○	○

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL.

THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF SHAREHOLDERS.

If you are a joint owner of the shares being voted, by clicking the **Submit Your Vote** button, you attest that all owners of such shares have consented to the authorization of this proxy.

If you are holding the shares being voted as an executor, administrator, trustee, guardian, or attorney-in-fact, or if you are an office of a corporate stockholder, by clicking the **Submit Your Vote** button, you attest that you have the authority to authorize this proxy.

After making your selections above, you may submit your vote by clicking on this **Submit Your Vote** button. → Submit Your Vote

If you encounter difficulties in voting electronically, please complete the card you received with the Proxy Statement and mail it in the envelope provided to you.

STELLENT™

Voting Summary

The submission of your electronic proxy is now complete and is summarized below.

Company Number:

Your Control Number:

---

1. Approval of the issuance of shares of Stellent common stock in the merger of Optika Inc. into STEL Sub, Inc., as described in the accompanying joint proxy statement/prospectus.
   You voted: For
2. Approval of any proposal that may properly come before the special meeting to adjourn or postpone the special meeting to another time or place for the purpose of soliciting additional proxies to approve the share issuance proposal.
   You voted: For

If this **is not** how you intended to vote, please use the back function of your browser to return to the card and correct your vote.
If this **is** how you intended to vote, please select the proceed button below.

Proceed

If you encounter difficulties in voting electronically, please complete the card you received with the Proxy Statement and mail it in the envelope provided to you.

STELLENT™

Stellent, Inc.'s Electronic Voting Site

Your vote has been cast.
Please take a moment to review the options below:

You can now vote another proxy card or exit to the Wells Fargo Shareowner Services' homepage.

VoteAnotherProxy

If you encounter difficulties in voting electronically, please complete the card you received with the Proxy Statement and mail it in the envelope provided to you.